                                                                    EXHIBIT 99.1

For Immediate Release                                     Contact: John D. White
                                                                  (316) 264-8899
Lone Star Steakhouse & Saloon, Inc.                                Nasdaq:  STAR
Quarterly Cash Dividend

Wichita, Kansas                                                     July 3, 2003

Lone Star  Steakhouse & Saloon,  Inc.,  "Lone Star"  announced that the Board of
Directors declared the Company's quarterly cash dividend of $.165 per share. The dividend is payable July 28, 2003 to shareholders of record on July 14, 2003.

Lone  Star  owns and  operates  249  domestic  and 20  international  Lone  Star
Steakhouse & Saloon restaurants; 15 Sullivan's Steakhouse restaurants;  five Del
Frisco's Double Eagle Steak House  restaurants and one Frankie's  Italian Grille restaurant.  Licensees  operate three domestic and one  international  Lone Star restaurants, and one domestic Del Frisco's Double Eagle Steak House restaurant.

This  press  release  contains  certain  forward-looking  statements  within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the  Securities  Exchange  Act of 1934,  as  amended.  Although  the  Company believes the assumptions  underlying the  forward-looking  statements  contained herein,  including  2003  operating  performance,  and  comparable  sales of the
Company,  are  reasonable,  any of the  assumptions  could  be  inaccurate,  and therefore,  there  can  be no  assurance  that  the  forward-looking  statements contained in the press release will prove to be accurate.